CONFLICT MINERALS REPORT OF RUCKUS WIRELESS, INC.
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Framework

This is the Conflict Minerals Report of Ruckus Wireless, Inc. (“Ruckus”) for calendar year 2013 (excepting Conflict Minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with the Rule 13p-1 under the Securities Exchange Act of 1934 (“The Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

If a registrant has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the covered countries or an adjoining country, or if they are unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody.

As described in this Report, certain of Ruckus’s operations contract to manufacture products for which the Conflict Minerals are necessary to the functionality or production of those products.

Numerous terms in this Report are defined in the Rule and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions.

Company Overview

Ruckus is a leading provider of carrier-class Wi-Fi solutions. Ruckus’s solutions, which it calls Smart Wi-Fi, are used by service providers and enterprises to solve network capacity and coverage challenges associated with the rapidly increasing traffic and number of users and client devices on wireless networks. Ruckus’s Smart Wi-Fi solutions offer carrier-class features and functionality such as enhanced reliability, consistent performance, extended range, and massive scalability. Ruckus’s products include gateways, wireless local area network (“WLAN”) controllers, and high performance access points. These products incorporate Ruckus’s patented and proprietary technologies, such as Smart Radio, Smart QoS, Smart Mesh and Smart Scale, to enable high performance, reliable, adaptive, and high capacity connectivity in a wide range of challenging operating conditions faced by service providers and enterprises.

Product Overview

Smart Radio-Our Smart Radio is a set of advanced hardware and software capabilities that automatically adjust Wi-Fi signals to constantly changing environmental conditions. This adaptability results in greater wireless coverage, carrier-class reliability, and higher levels of system performance, all without any manual tuning. The fundamental foundation of the Ruckus Smart Radio technology is BeamFlex™, a patented smart antenna system that makes Wi-Fi signals stronger by focusing radio frequency energy only where it's needed while dynamically steering signals in directions that yield the highest possible throughput for each receiving device. Another key component to the Ruckus Smart Radio technology is ChannelFly, a performance optimization capability that automatically determines which radio frequencies or channels will deliver the greatest network throughput based on actual observed capacity, a key benefit for high-density, noisy Wi-Fi environments.

Description of the Products Covered by this Report

This report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by Ruckus; and (iii) for which the manufacture was completed during calendar year 2013. These products, which are referred to in this Report collectively as the “Covered Products,” are the following: SmartCell Gateway, SmartCell Access Points, Zone Director Controllers, and ZoneFlex Access Points.

Due Diligence Performed

Ruckus conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. This good faith reasonable country of origin inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries as well as whether any of the Conflict Minerals may be from recycled or scrap sources. Ruckus also exercised due diligence on the source and chain of custody of the Conflict Minerals. In accord with the Rule, Ruckus undertook due diligence to seek to determine whether or not the necessary Conflict Minerals in Ruckus’s products were “DRC conflict free.” Ruckus designed its due diligence measures to be in conformity with, in all material respects, the nationally or internationally recognized due diligence framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011) (“OECD Framework”) and related Supplements for each of the Conflict Minerals.

Ruckus adopted guidelines relating to the Conflict Minerals, and has requested that its suppliers adopt similar guidelines. These guidelines outline Ruckus’s commitment to sourcing products from suppliers that conduct business ethically with appropriate social and environmental responsibility.

Ruckus’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of the Conflict Minerals. In this regard, Ruckus does not purchase the Conflict Minerals directly from mines, smelters or refiners. Ruckus must therefore rely on its suppliers to provide information regarding the origin of the Conflict Minerals that are included in the Covered Products. Moreover, Ruckus believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of the Conflict Minerals, and therefore has taken steps to identify the applicable smelters and refiners of the Conflict Minerals in Ruckus’s supply chain.

As a purchaser, Ruckus is many steps removed from the mining of the Conflict Minerals; Ruckus does not purchase raw ore or unrefined Conflict Minerals, and does no purchasing in the Covered Countries. To that end, Ruckus formed a committee consisting of individuals from the operations team as well as the legal team to review Ruckus’s supply chain for Conflict Minerals. On average, the committee met once a week over the course of 2013 and into 2014 to review Ruckus’s supply chain for Conflict Minerals. The executive team at Ruckus had oversight of the work done by the committee and fully supported the committee’s efforts.

The committee relied on contract manufacturers and suppliers to provide information on the origin of the Conflict Minerals contained in components which are included in our products. To identify and assess risk in the supply chain, we asked the contract manufacturers and those suppliers who provide the substantial majority of our components to complete the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (EICC/GeSI) Conflict Minerals Reporting Template (“Template”). The committee reviewed the supply chain by submitting the Template to each contract manufacturer and 100% of the EMS group. Out of 361 potential suppliers, 108 suppliers responded with 253 requiring follow-up information gathering. The Template provided a standardized method for Ruckus to use in the collection of representations, statements and data from Ruckus suppliers relative to the presence, use, source and chain of custody of the Conflict Minerals in supplier parts that are incorporated in Ruckus products. Committee members also attended full day EICC member sessions to gain greater understanding and insight into properly reviewing Template responses. In addition, committee members spent numerous hours without outside advisors discussing the Rule, Conflict Minerals and Ruckus’s efforts to comply with the Rule.

The Template requested contract manufacturers and suppliers to include the country of origin of any Conflict Minerals and the facilities used to process these minerals. We reviewed and compared the responses with other information in our possession and, where appropriate, made further inquiries.

The responses were individually validated by committee members. When there were questions regarding the responses, the response was sent to a second committee member to review. If the second review of the response left questions, the initial reviewer went back to the supplier for further information. In the instances where a contract manufactures or supplier, refused to complete the Template, committee members had follow-up discussions to insist on completion of the Template.

In some instances, Ruckus received conflicting or incomplete information regarding the facilities utilized to process necessary Conflict Minerals in supplier parts, as well as insufficient information regarding the mine(s) or source(s) of origin of those Conflict Minerals. Nevertheless, each response was evaluated and, where possible, validated to determine sufficiency, accuracy or completeness of its response. For each response that was insufficient, potentially inaccurate or incomplete, Ruckus made repeat inquiries, sometimes contacting certain suppliers on multiple occasions.

Due Diligence Outcome

Given the fact that not all smelters identified were on the CFS list and a number of supplier responses were determined to be uncertain or unknown relative to the question of sourcing of raw materials, Ruckus’s due diligence efforts in 2013 were unable to precisely determine whether or not all supplier parts in its supply chain contain necessary Conflict Minerals or, in the alternative, utilized Conflict Minerals in their manufacture that either financed or benefited, directly or indirectly, armed groups in the Covered Countries. As such, Ruckus’s due diligence in 2013 found that Ruckus products containing or utilizing Conflict Minerals are DRC conflict undeterminable.

The statements above are based on the RCOI process and due diligence performed in good faith by Ruckus. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect this declaration.

These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, gaps in smelter data, errors or omissions by or of suppliers, errors or omissions by smelters, the definition of a smelter was not finalized at the end of the 2013 reporting period, confusion over requirements of SEC final rules, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol due to this being the first year for SEC disclosures for Section 1502 of Dodd-Frank, oversights or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies going out of business in 2013, certification programs that are not equally advanced for all industry segments and metals, and smuggling of the Conflict Minerals to countries beyond the covered countries.

Identified Smelters and Refiners

While some of Ruckus’s contract manufacturers and suppliers provided information for the particular products they supply to Ruckus, the majority provided this information on a division or company-wide basis. When the contract manufacturers and suppliers provided product-level information, Ruckus has listed below the smelters or refiners identified. However, when the contract manufacturers and suppliers provided only division or company-level information, Ruckus determined that it did not have sufficient information to identify the particular smelter or refiner that processed the Conflict Minerals contained in the particular type of component in the Covered Products, and thus did not include the smelters or refiners below.

Identified Countries of Origin

As noted above, when the contract manufacturers and supplier provided product-level information, Ruckus has listed the countries of origin identified.

Metal	Standard Smelter Names	Smelter Facility Location: Country
Gold (Au)	Allgemeine Gold und Silberscheideanstalt S.G	GERMANY
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold (Au)	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold (Au)	Argor-Heraeus SA	SWITZERLAND
Gold (Au)	Asahi Pretec Corp	JAPAN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	Aurubis AG	GERMANY
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	Boliden AB	SWEDEN
Gold (Au)	Caridad	MEXICO
Gold (Au)	Cendres & Métaux SA	SWITZERLAND
Gold (Au)	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold (Au)	Chimet SpA	ITALY
Gold (Au)	Codelco	CHILE
Gold (Au)	Dowa	JAPAN
Gold (Au)	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold (Au)	Heimerle + Meule GmbH	GERMANY
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold (Au)	Heraeus Ltd Hong Kong	HONG KONG
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Japan Mint	JAPAN
Gold (Au)	Jiangxi Copper Company Limited	CHINA
Gold (Au)	Johnson Matthey Limited	CANADA
Gold (Au)	Johnson Matthey Inc	UNITED STATES
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold (Au)	JSC Uralectromed	RUSSIAN FEDERATION
Gold (Au)	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold (Au)	Kazzinc Ltd	KAZAKHSTAN
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	L' azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold (Au)	Metahub Industries SDN BHD	MALAYSIA
Gold (Au)	Materion	UNITED STATES
Gold (Au)	Matsuda Sangyo Co. Ltd	JAPAN
Gold (Au)	Metalor Technologies SA	SWITZERLAND
Gold (Au)	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES
Gold (Au)	Met-Mex Peñoles, S.A.	MEXICO
Gold (Au)	Mistubishi Materials Corporation	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	Ohio Precious Metals LLC.	UNITED STATES
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold (Au)	PAMP SA	SWITZERLAND
Gold (Au)	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold (Au)	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold (Au)	Royal Canadian Mint	CANADA
Gold (Au)	Schone Edelmetaal	NETHERLANDS
Gold (Au)	SEMPSA Joyeria Plateria SA	SPAIN
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd	CHINA
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd	CHINA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold (Au)	The Great Wall Gold and Silver Refinery of China	CHINA
Gold (Au)	Tokuriki Honten Co., Ltd	JAPAN

Gold (Au)	Umicore Brasil Ltda	BRAZIL
Gold (Au)	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold (Au)	Valcambi SA	SWITZERLAND
Gold (Au)	Xstrata Canada Corporation	CANADA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold (Au)	Zijin Mining Group Co. Ltd	CHINA
Gold (Au)	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold (Au)	PX Précinox SA	SWITZERLAND
Gold (Au)	Istanbul Gold Refinery	TURKEY
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Tin (Sn)	Cookson	UNITED STATES
Tin (Sn)	CV DS Jaya Abadi	INDONESIA
Tin (Sn)	CV Duta Putra Bangka	INDONESIA
Tin (Sn)	CV JusTindo	INDONESIA
Tin (Sn)	CV Makmur Jaya	INDONESIA
Tin (Sn)	CV Nurjanah	INDONESIA
Tin (Sn)	CV Prima Timah Utama	INDONESIA
Tin (Sn)	CV Serumpun Sebalai	INDONESIA
Tin (Sn)	CV United Smelting	INDONESIA
Tin (Sn)	EM Vinto	BOLIVIA
Tin (Sn)	Gejiu Zi-Li	CHINA
Tin (Sn)	Gejiu Non-ferrous	CHINA
Tin (Sn)	Gold Bell Group	CHINA
Tin (Sn)	Jiangxi Nanshan	CHINA
Tin (Sn)	Liuzhou China Tin	CHINA
Tin (Sn)	Malaysia Smelting Corp	MALAYSIA
Tin (Sn)	Metahub Industries SDN BHD	MALAYSIA
Tin (Sn)	Metallo Chimique	BELGIUM
Tin (Sn)	Mineração Taboca S.A.	BRAZIL
Tin (Sn)	Minsur	PERU
Tin (Sn)	Mitsubishi Material	JAPAN
Tin (Sn)	Novosibirsk	RUSSIAN FEDERATION
Tin (Sn)	OMSA	BOLIVIA
Tin (Sn)	PT Alam Lestari Kencana	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA
Tin (Sn)	PT Bangka Kudai Tin	INDONESIA
Tin (Sn)	PT Bangka Putra Karya	INDONESIA
Tin (Sn)	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT BilliTin Makmur Lestari	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA
Tin (Sn)	PT Fang Di MulTindo	INDONESIA
Tin (Sn)	PT HP Metals Indonesia	INDONESIA
Tin (Sn)	PT Koba Tin	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Tin (Sn)	PT Refined Banka Tin	INDONESIA

Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA
Tin (Sn)	PT Timah	INDONESIA
Tin (Sn)	PT Timah Nusantara	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Tin (Sn)	PT Yinchendo Mining Industry	INDONESIA
Tin (Sn)	Thaisarco	THAILAND
Tin (Sn)	Yunnan Chengfeng	CHINA
Tin (Sn)	Yunnan Tin Company Limited	CHINA
Tin (Sn)	PT Tambang Timah	INDONESIA
Tantalum (Ta)	Duoloshan	CHINA
Tantalum (Ta)	Exotech Inc.	UNITED STATES
Tantalum (Ta)	F&X	CHINA
Tantalum (Ta)	Gannon & Scott	UNITED STATES
Tantalum (Ta)	Global Advanced Metals	UNITED STATES
Tantalum (Ta)	H.C. Starck GmbH	GERMANY
Tantalum (Ta)	Hi-Temp	UNITED STATES
Tantalum (Ta)	Jiujiang Tambre	CHINA
Tantalum (Ta)	Metahub Industries SDN BHD	MALAYSIA
Tantalum (Ta)	Mitsui Mining & Smelting	JAPAN
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum (Ta)	Niotan	UNITED STATES
Tantalum (Ta)	Plansee	AUSTRIA
Tantalum (Ta)	RFH	CHINA
Tantalum (Ta)	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum (Ta)	Tantalite Resources	SOUTH AFRICA
Tantalum (Ta)	Telex	UNITED STATES
Tantalum (Ta)	Ulba	KAZAKHSTAN
Tantalum (Ta)	Zhuzhou Cement Carbide	CHINA
Tungsten (W)	ATI Metalworking Products	UNITED STATES
Tungsten (W)	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten (W)	China Minmetals Corp.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten	CHINA
Tungsten (W)	Ganzhou Nonferrous Metals Smelting Co Ltd.	CHINA
Tungsten (W)	Global Tungsten & Powders Corp	UNITED STATES
Tungsten (W)	HC Starck GmbH	GERMANY
Tungsten (W)	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten (W)	Jiangxi Tungsten Industry Co Ltd	CHINA
Tungsten (W)	Sichuan Metals & Materials Imp & Exp Co	CHINA
Tungsten (W)	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten (W)	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten (W)	Xiamen Tungsten Co Ltd	CHINA

Future Looking Statement

We expect to take the following steps to improve the due diligence conducted to further mitigate the risk that the necessary Conflict Minerals in our products do not benefit armed groups in the Covered Countries (as defined in The Rule), including:

1. Ruckus will continue to work with contract manufacturers and suppliers who provided incomplete or insufficient information in an effort to obtain compete and accurate information in 2014.

2. Ruckus will again request information and supporting data from contract manufacturers and suppliers providing parts to Ruckus that are subject to 2014 reporting requirements by utilizing the Template and will endeavor to obtain a completed template response that identifies materials down to the smelter and mine.

3. Ruckus will again follow its due diligence process to review and validate contract manufacturers and supplier responses that are obtained in support of Ruckus’s 2014 Conflict Minerals reporting.